UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 10, 2005
Date of Report (Date of earliest event reported)

MONEYFLOW CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	98-0389183
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 302-850 West Hastings Street,
Vancouver, British Columbia, Canada	V6C 1E1
(Address of principal executive offices)	(Zip Code)

604-685-7552
Issuer's telephone number

North American General Resources Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 10, 2005 the company announced the appointment of Alan Miller as a member of the board of directors.

Alan Miller brings over twenty-five years of Wall Street and financial expertise to Moneyflow including his tenure as founder and president of Winchester Investment Securities, an investment banking and general securities firm based in Overland Park, Kansas. Winchester, which had five branches and forty-five registered representatives, had participated in private placements, IPOs, market making and general securities trading.

In addition, the company announced that Martin Ermer, has resigned his position as president and director of North American General Resources Corporation to pursue other interests.

ITEM 8.01    OTHER EVENTS

On January 10, 2005 the company announced that it has engaged G. S. Schwartz & Co. Inc., a leading New York-based public relations firm as its public relations and investor relations agency. G. S. Schwartz & Co. will provide Moneyflow with a comprehensive public relations and investor relations program to further increase the Company's presence through an aggressive media and financial community campaign.

On January 18, 2005 the company announced it has completed a private placement valued at $1.5 million.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements Of Business Acquired

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Exhibits

	99.1	Press release dated January 10, 2005

	99.2	Press release dated January 18, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYFLOW CAPITAL CORPORATION

Date: March 28, 2005	By:	/s/ Wayne Mah
WAYNE MAH
President